Exhibit 99.1
Third Point Re Reports Fourth Quarter 2014 Earnings Results

Net Loss of $14.7 million, or $(0.14) Per Diluted Common Share
Combined ratio for the Property and Casualty segment improved to 100.2%
HAMILTON, Bermuda, February 26, 2015, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fiscal fourth quarter and full year ended December 31, 2014.
Third Point Re reported a net loss of $14.7 million, or $(0.14) per diluted common share, for the fourth quarter of 2014, compared with net income of $80.1 million, or $0.75 per diluted common share, for the fourth quarter of 2013, a decrease of 118.3%. For the year ended ended December 31, 2014, Third Point Re reported net income of $50.4 million, or $0.47 per diluted common share, compared with $227.3 million, or $2.54 per diluted common share, for the year ended December 31, 2013, a decrease of 77.8%.
For the three months ended December 31, 2014, diluted book value per share decreased by $0.13 per share, or 1.0%, to $13.55 per share from $13.68 per share as of September 30, 2014. For the year ended December 31, 2014, diluted book value per share increased by $0.43 per share, or 3.3%, to $13.55 per share from $13.12 per share as of December 31, 2013.
“The overall results for the quarter were disappointing due to challenging investment market conditions,” commented John Berger, Chairman and Chief Executive Officer. “While slightly higher than the returns of the broader hedge fund indices, the return on our investment portfolio managed by Third Point LLC was slightly negative for the quarter. We are making significant progress in developing our reinsurance business and believe we are well positioned to benefit from future investment portfolio gains. In the fourth quarter of 2014, gross premiums written increased by fifty percent, our combined ratio dropped to 100.2% and our float grew to $389.2 million.
We are pleased that we have completed the initial capitalization of Third Point Reinsurance (USA) Ltd., our United States underwriting platform. We expect continued growth in the near term due to this expansion of our underwriting platform and a robust deal pipeline.”
The following table shows certain key financial metrics for the three months and years ended December 31, 2014 and 2013:

	For the three months ended		For the years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(In millions, except for per share data and ratios)
Gross premiums written	$253.8	$162.3	$613.3	$401.9
Net premiums earned	$183.6	$58.5	$444.5	$220.7
Net underwriting loss (1) (2)	$(0.5)	$(3.6)	$(9.6)	$(15.8)
Combined ratio (1) (2)	100.2%	106.3%	102.2%	107.5%
Net investment return on investments managed by Third Point LLC	(0.4)%	6.0%	5.1%	23.9%
Net investment income (loss) (3)	$(6.5)	$89.3	$85.6	$258.1
Net investment income (loss) on float (4)	$(2.2)	$11.8	$11.3	$27.0
Net income (loss)	$(14.7)	$80.1	$50.4	$227.3
Diluted earnings (loss) per share	$(0.14)	$0.75	$0.47	$2.54
Growth in diluted book value per share (4)	(1.0)%	6.2%	3.3%	20.5%
Return on beginning shareholders’ equity (4)	(1.0)%	6.1%	3.6%	23.4%
Net investments managed by Third Point LLC	$1,802.2	$1,559.4	$1,802.2	$1,559.4

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for an explanation and calculation of net underwriting loss and combined ratio.

(3)
Prior to 2014, deposit liabilities and reinsurance contracts investment expense and changes in the estimated fair value of embedded derivatives were recorded in net investment income. As these amounts have become more prominent, the presentation has been modified, and deposit liabilities and reinsurance contracts investment expense and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the consolidated statements of income (loss). As a result, investment expenses of $2.2 million and $4.9 million that were previously reported in net investment income for the three months and year ended December 31, 2013, respectively, are now reported in other expenses to conform to the current period’s presentation.

(4)	Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $91.4 million, or 56.3%, to $253.8 million for the three months ended December 31, 2014 from $162.4 million for the three months ended December 31, 2013. Gross premiums written increased by $207.7 million, or 52.8%, to $601.3 million for the year ended December 31, 2014 from $393.6 million for the year ended December 31, 2013. The increase was primarily due to new business written, partially offset by business not renewed. Since Third Point Re is a developing company and focuses on large transactions, which in some cases may not renew, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended December 31, 2014 increased $124.2, or 218.9%, to $181.0 million and increased $219.7 million, or 103.3%, to $432.3 million for the year ended December 31, 2014. The results for the three months and year ended December 31, 2014 reflect net premiums earned on a larger in-force underwriting portfolio compared to the three months and year ended December 31, 2013. In addition, the three months and year ended December 31, 2014 included $80.5 million and $83.1 million, respectively, of premiums related to retroactive exposures in reinsurance contracts where we record the premiums as written and earned at inception of the contract.
The net underwriting loss from the Property and Casualty Reinsurance segment was $0.5 million and $9.6 million for the three months and year ended December 31, 2014, respectively. These results compare to a net underwriting loss of $3.6 million and $15.8 million for the three months and year ended December 31, 2013, respectively. The improvement in the net underwriting loss is due to a higher in-force book of business for 2014 on a relatively consistent composite ratio.
The combined ratio for the three months and year ended December 31, 2014 was 100.2% and 102.2%, respectively, compared to 106.3% and 107.5% for the three months and year ended December 31, 2013, respectively. The lower combined ratio is primarily due to a lower general and administrative expense ratio, which has continued to decrease due to proportionately higher net premiums earned.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, net income from the Catastrophe Risk Management segment was $0.8 million and $4.6 million for the three months and year ended December 31, 2014, respectively, compared to net income of $0.8 million and $3.4 million for the three months and year ended December 31, 2013, respectively. Net assets under management for the Catastrophe Fund were $119.7 million as of December 31, 2014 compared to $104.0 million as of December 31, 2013.
In December 2014, we announced that we would no longer accept investments in the Catastrophe Fund, that no new business would be written in the Catastrophe Reinsurer and that we would be redeeming all existing investments in the Catastrophe Fund. Despite the Catastrophe Fund’s solid investment returns from its inception, we are winding it down due to challenging market conditions and competition with other collateralized reinsurance and insurance-linked securities vehicles. Catastrophe reinsurance pricing and the fees available to manage catastrophe risk have decreased significantly in the past two years.  The Catastrophe Fund Manager will continue to manage the runoff of the remaining exposure in the Catastrophe Fund.
Investments
For the three months ended December 31, 2014, Third Point Re recorded a net investment loss of $6.5 million, compared to net investment income of $89.3 million for the three months ended December 31, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was (0.4)% for the three months ended December 31, 2014 compared to 6.0% for the three months ended December 31, 2013. The net investment results for the three months ended December 31, 2014 were driven by losses in the portfolio’s corporate and government credit strategies and one merger arbitrage position. These losses were partially offset by gains in several core equity positions in the healthcare and consumer sectors.
For the year ended December 31, 2014, Third Point Re recorded net investment income of $85.6 million, compared to $258.1 million for the year ended December 31, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was 5.1% for the year ended December 31, 2014 compared to 23.9% for the year ended December 31, 2013. The returns for the year ended December 31, 2014 were largely attributable to Third Point LLC’s equity and structured credit strategies.  Within equities, healthcare and industrials and commodities were the strongest performing sectors, accounting for nearly half of total returns for the year. Investments in Third Point LLC’s performing credit and macro strategies both detracted moderately from

2014 net investment income.  Net investment income for the year ended December 31, 2014 benefited from higher average investments managed by Third Point LLC compared to the prior year period due to the float contributed by our property and casualty reinsurance operations.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2014 results at 8:30 a.m. Eastern Time on February 27, 2015. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13600219. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 6, 2015.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) inability to service our indebtedness; (xi) limited cash flow and liquidity due to indebtedness; (xii) unavailability of capital in the future; (xiii) fluctuations in market price of the Company’s common shares; (xiv) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xv) suspension or revocation of reinsurance license; (xvi) potentially being deemed an investment company under United States federal securities law; (xvii) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisors affecting the Company’s reputation; (xxii) the Company potentially becoming subject to United States federal income taxation; (xxiii) the Company potentially becoming subject to United States withholding and information reporting requirements under the FATCA provisions; and (xxiv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company

The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and expects to commence underwriting business in March 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - SVP Underwriting
investorrelations@thirdpointre.bm
+1 441-542-3701

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2014	December 31, 2013
Assets
Equity securities, trading, at fair value (cost - $1,078,859; 2013 - $824,723)	$1,177,796	$954,111
Debt securities, trading, at fair value (cost - $546,933; 2013 - $408,754)	569,648	441,424
Other investments, at fair value	83,394	65,329
Total investments in securities and commodities	1,830,838	1,460,864
Cash and cash equivalents	28,734	31,625
Restricted cash and cash equivalents	417,307	193,577
Due from brokers	58,241	98,386
Securities purchased under an agreement to sell	29,852	38,147
Derivative assets, at fair value	21,130	39,045
Interest and dividends receivable	2,602	2,615
Reinsurance balances receivable	303,649	191,763
Deferred acquisition costs, net	155,901	91,193
Loss and loss adjustment expenses recoverable	814	9,277
Other assets	3,512	3,398
Total assets	$2,852,580	$2,159,890
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$10,085	$9,456
Reinsurance balances payable	27,040	9,081
Deposit liabilities	145,430	120,946
Unearned premium reserves	433,809	265,187
Loss and loss adjustment expense reserves	277,362	134,331
Securities sold, not yet purchased, at fair value	82,485	56,056
Due to brokers	312,609	44,870
Derivative liabilities, at fair value	11,015	8,819
Interest and dividends payable	697	748
Total liabilities	1,300,532	649,494
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 104,473,402 (2013: 103,888,916))	10,447	10,389
Additional paid-in capital	1,065,489	1,055,690
Retained earnings	375,977	325,582
Shareholders’ equity attributable to shareholders	1,451,913	1,391,661
Non-controlling interests	100,135	118,735
Total shareholders’ equity	1,552,048	1,510,396
Total liabilities and shareholders’ equity	$2,852,580	$2,159,890

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
For the three months and years ended December 31, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	For the three months ended		For the years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues
Gross premiums written	$253,802	$162,277	$613,300	$401,937
Gross premiums ceded	—	—	(150)	(9,975)
Net premiums written	253,802	162,277	613,150	391,962
Change in net unearned premium reserves	(70,230)	(103,767)	(168,618)	(171,295)
Net premiums earned	183,572	58,510	444,532	220,667
Net investment income (loss)	(6,490)	89,321	85,582	258,125
Total revenues	177,082	147,831	530,114	478,792
Expenses
Loss and loss adjustment expenses incurred, net	132,364	36,133	283,147	139,812
Acquisition costs, net	43,875	18,833	137,206	67,944
General and administrative expenses	10,310	8,965	40,008	33,036
Other expenses	2,606	2,247	7,395	4,922
Total expenses	189,155	66,178	467,756	245,714
Income (loss) before income tax expense	(12,073)	81,653	62,358	233,078
Income tax expense	(1,731)	—	(5,648)	—
Income (loss) including non-controlling interests	(13,804)	81,653	56,710	233,078
Income (loss) attributable to non-controlling interests	(875)	(1,565)	(6,315)	(5,767)
Net income (loss)	$(14,679)	$80,088	$50,395	$227,311
Earnings (loss) per share
Basic	$(0.14)	$0.77	$0.48	$2.58
Diluted	$(0.14)	$0.75	$0.47	$2.54
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	103,324,616	103,264,616	103,287,693	87,505,540
Diluted	103,324,616	106,390,339	106,391,059	88,970,531

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended December 31, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$253,810	$(8)	$—	$253,802
Gross premiums ceded	—	—	—	—
Net premiums written	253,810	(8)	—	253,802
Change in net unearned premium reserves	(72,789)	2,559	—	(70,230)
Net premiums earned	181,021	2,551	—	183,572
Expenses
Loss and loss adjustment expenses incurred, net	132,391	(27)	—	132,364
Acquisition costs, net	43,677	198	—	43,875
General and administrative expenses	5,495	953	3,862	10,310
Total expenses	181,563	1,124	3,862	186,549
Net underwriting loss	(542)	n/a	n/a	n/a
Net investment income (loss)	(2,153)	284	(4,621)	(6,490)
Other expenses	(2,606)	—	—	(2,606)
Income tax expense	—	—	(1,731)	(1,731)
Segment income (loss) including non-controlling interests	(5,301)	1,711	(10,214)	(13,804)
Segment income (loss) attributable to non-controlling interests	—	(871)	(4)	(875)
Segment income (loss)	$(5,301)	$840	$(10,218)	$(14,679)
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	73.1%
Acquisition cost ratio (2)	24.1%
Composite ratio (3)	97.2%
General and administrative expense ratio (4)	3.0%
Combined ratio (5)	100.2%

	Year ended December 31, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$601,305	$11,995	$—	$613,300
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	601,155	11,995	—	613,150
Change in net unearned premium reserves	(168,858)	240	—	(168,618)
Net premiums earned	432,297	12,235	—	444,532
Expenses
Loss and loss adjustment expenses incurred, net	283,180	(33)	—	283,147
Acquisition costs, net	136,154	1,052	—	137,206
General and administrative expenses	22,515	3,113	14,380	40,008
Total expenses	441,849	4,132	14,380	460,361
Net underwriting loss	(9,552)	n/a	n/a	n/a
Net investment income	11,305	1,227	73,050	85,582
Other expenses	(7,395)	—	—	(7,395)
Income tax expense	—	—	(5,648)	(5,648)
Segment income (loss) including non-controlling interests	(5,642)	9,330	53,022	56,710
Segment income attributable to non-controlling interests	—	(4,725)	(1,590)	(6,315)
Segment income (loss)	$(5,642)	$4,605	$51,432	$50,395
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	65.5%
Acquisition cost ratio (2)	31.5%
Composite ratio (3)	97.0%
General and administrative expense ratio (4)	5.2%
Combined ratio (5)	102.2%
(1)Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

	Three months ended December 31, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$162,359	$(82)	$—	$162,277
Gross premiums ceded	—	—	—	—
Net premiums written	162,359	(82)	—	162,277
Change in net unearned premium reserves	(105,598)	1,831	—	(103,767)
Net premiums earned	56,761	1,749	—	58,510
Expenses
Loss and loss adjustment expenses incurred, net	36,325	(192)	—	36,133
Acquisition costs, net	18,628	205	—	18,833
General and administrative expenses	5,401	1,131	2,433	8,965
Total expenses	60,354	1,144	2,433	63,931
Net underwriting loss	(3,593)	n/a	n/a	n/a
Net investment income	11,825	1,211	76,285	89,321
Other expenses	(2,247)	—	—	(2,247)
Segment income including non-controlling interests	5,985	1,816	73,852	81,653
Segment income attributable to non-controlling interests	—	(1,019)	(546)	(1,565)
Segment income	$5,985	$797	$73,306	$80,088
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	64.0%
Acquisition cost ratio (2)	32.8%
Composite ratio (3)	96.8%
General and administrative expense ratio (4)	9.5%
Combined ratio (5)	106.3%

	Year ended December 31, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$393,588	$8,349	$—	$401,937
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	383,613	8,349	—	391,962
Change in net unearned premium reserves	(171,006)	(289)	—	(171,295)
Net premiums earned	212,607	8,060	—	220,667
Expenses
Loss and loss adjustment expenses incurred, net	139,616	196	—	139,812
Acquisition costs, net	66,981	963	—	67,944
General and administrative expenses	21,838	3,852	7,346	33,036
Total expenses	228,435	5,011	7,346	240,792
Net underwriting loss	(15,828)	n/a	n/a	n/a
Net investment income	26,953	4,421	226,751	258,125
Other expenses	(4,922)	—	—	(4,922)
Segment income including non-controlling interests	6,203	7,470	219,405	233,078
Segment income attributable to non-controlling interests	—	(4,046)	(1,721)	(5,767)
Segment income	$6,203	$3,424	$217,684	$227,311
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	65.7%
Acquisition cost ratio (2)	31.5%
Composite ratio (3)	97.2%
General and administrative expense ratio (4)	10.3%
Combined ratio (5)	107.5%
(1)Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	December 31, 2014	December 31, 2013
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,552,048	$1,510,396
Less: non-controlling interests	(100,135)	(118,735)
Shareholders’ equity attributable to shareholders	1,451,913	1,391,661
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	61,705	101,274
Diluted book value per share numerator	$1,560,130	$1,539,447
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,397,542	103,264,616
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,151,903	8,784,861
Effect of dilutive restricted shares issued to directors and employees	922,610	657,156
Diluted book value per share denominator	115,123,218	117,357,796

Basic book value per share	$14.04	$13.48
Diluted book value per share	$13.55	$13.12

	For the three months ended		For the years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	($ in thousands)
Net investment income (loss) on float	$(2,153)	$11,825	$11,305	$26,953
Net investment income (loss) on capital	(4,621)	76,286	73,050	226,751
Net investment income (loss) on investments managed by Third Point LLC	(6,774)	88,111	84,355	253,704
Net investment income on cash collateral held by the Catastrophe Reinsurer	18	42	101	86
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	202	1,168	982	4,335
Net gain on catastrophe bond held by the Catastrophe Reinsurer	64	—	144	—
Net investment income (loss)	$(6,490)	$89,321	$85,582	$258,125

	For the three months ended		For the years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	($ in thousands)
Net income (loss)	$(14,679)	$80,088	$50,395	$227,311
Shareholders’ equity attributable to shareholders - beginning of period	1,464,313	1,309,384	1,391,661	868,544
Impact of weighting related to shareholders’ equity from IPO	—	—	—	104,502
Adjusted shareholders’ equity attributable to shareholders - beginning of period	1,464,313	1,309,384	1,391,661	973,046
Return on beginning shareholders’ equity	(1.0)%	6.1%	3.6%	23.4%

Non-GAAP Financial Measures and Key Performance Indicators

Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders, adjusted for subscriptions receivable, by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders, adjusted for subscriptions receivable, and adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. Prior to Third Point Re’s initial public offering, the market share price was assumed to be equal to the fully diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning of year shareholders’ equity attributable to shareholders. For purposes of determining December 31, 2011 shareholders’ equity attributable to shareholders, we add back the impact of subscriptions receivable to shareholders’ equity attributable to shareholders. For the year ended December 31, 2013, we have also adjusted the beginning shareholders’ equity for the impact of the issuance of shares in our IPO on a weighted average basis. These adjustments lower the stated returns on beginning shareholders’ equity. We believe this metric is used by investors to supplement measures of our profitability.